Exhibit 99.1

Soluna to Launch First Solar-Powered Data Center with 75 MW Project

Signs Term Sheet to Expand Pipeline with Project Annie

ALBANY, NY, May 22, 2025 – Soluna Holdings, Inc. (“Soluna” or the “Company”), (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including Bitcoin mining and AI, announced today that it has signed a term sheet for power for Project Annie, a new 75 MW data center co-located with a 114 MW solar farm in northeast Texas.

Project Annie marks Soluna’s first solar-powered deployment, representing a strategic expansion of the Company’s modular computing platform into solar-rich markets. Developed in partnership with a leading U.S. renewable energy operator, the project is designed to convert underutilized solar energy to high performance computing. It underscores Soluna’s mission to transform excess renewable power into scalable, cost-effective digital infrastructure.

“Project Annie is a game-changer,” said John Belizaire, CEO of Soluna. “It’s our first project tapping solar energy, and it paves the way for sustainable computing that works in harmony with the sun. We’re proud to honor Annie Easley, a computing and energy pioneer, with a project that merges both worlds.”

With Project Annie, Soluna continues to grow its development pipeline, which now exceeds 773 MW across wind, grid, and solar-powered computing projects.

Project	Location	Power Source	Size (MW)	Model	Status
Dorothy 1A	TX	Wind	25	BTC Hosting	Operating
Dorothy 1B	TX	Wind	25	BTC Mining	Operating
Sophie	KY	Grid	25	BTC Hosting	Operating
Dorothy 2	TX	Wind	48	BTC Hosting	Construction
Grace	TX	Wind	2	AI Hosting / Cloud	Development
Kati	TX	Wind	166	BTC / AI or HPC Hosting	Shovel Ready
Rosa	TX	Wind	187	BTC / AI or HPC Hosting	Development
Hedy	TX	Wind	120	BTC / AI or HPC Hosting	Development
Ellen	TX	Wind	100	BTC / AI or HPC Hosting	Development
Annie	TX	Solar	75	BTC / AI or HPC Hosting	Development

The company will now focus on completing definitive power purchase agreements, land agreements, and ERCOT planning for Project Annie.

As part of Soluna’s tradition of naming projects after women pioneers in science and technology, Project Annie honors Annie Easley, one of the first African American computer scientists and mathematicians at NASA who made critical contributions to rocket systems and energy technologies.

For more information, visit www.solunacomputing.com

Soluna’s glossary of terms can be found here.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident” and similar statements. Other examples of forward-looking statements may include, but are not limited to, statements of Soluna’s plans and objectives, including with respect to the development of Project Annie and our expectations with respect to the amount of renewable energy Project Annie will deliver. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS(™) helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Contact Information

Cybele Ramirez

Director, Marketing

Soluna Holdings, Inc.

ir@soluna.io